Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(933,150)
Unrealized Gain (Loss) on Market Value of Futures	1,280,840
Dividend Income	924
Interest Income	1,857
Total Income (Loss)	$350,471

Expenses
General Partner Management Fees	$5,031
Professional Fees	9,588
Brokerage Commissions	1,520
Non-interested Directors' Fees and Expenses	56
Prepaid Insurance Expense	108
NYMEX License Fee	126
Total Expenses	16,429
Expense Waiver	(10,099)
Net Expenses	$6,330
Net Income (Loss)	$344,141

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$10,212,456
Net Income (Loss)	344,141

Net Asset Value End of Month	$10,556,597
Net Asset Value Per Share (150,000 Shares)	$70.38

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612